Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-18279; Form S-8 Nos. 33-46981, 33-34045, 33-26681 and 2-80908)
and in the related prospectus of Meridian Medical Technologies, Inc. or its predecessor, Survival Technology, Inc. of our report dated October 15, 1998, with respect to the consolidated financial statements and schedule of Meridian Medical Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended July 31, 1998.


/s/  Ernst & Young LLP
------------------------
Washington DC
October 27, 1998